Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Reports First Quarter 2007 Results
Company Exceeds Guidance and Street Consensus
CARLSBAD, Calif. — May 3, 2007 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the first quarter ended March 31, 2007. For the first quarter of 2007, net revenue was $53.4 million, compared to $58.7 million for the first quarter of 2006 and $59.4 million for the fourth quarter of 2006.
Net loss for the first quarter of 2007 was $6.0 million, or $0.13 per fully diluted share. This compares to first quarter 2006 net loss of $5.0 million, or $0.11 per fully diluted share, and a fourth quarter 2006 net loss of $9.1 million, or $0.20 per fully diluted share. Included in the first quarter 2006 net loss was a one-time charge of $0.8 million, or $0.02 per fully diluted share impact, associated with a consulting agreement with the company’s former chief executive officer.
The figures for first quarter 2007 net revenue and net loss per share exceeded guidance set by the company in February, 2007 as well as analyst consensus.
Gross margin for the first quarter of 2007 was 12.5 percent as compared to first quarter 2006 gross margin of 19.0 percent and fourth quarter 2006 gross margin of 7.9 percent. The sequential improvement in gross margin percentage can be attributed primarily to higher than anticipated revenue and higher margin contribution from the company’s largest OEM customer.
“The first quarter of the year was a good start to 2007 for Dot Hill,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “We are pleased that we surpassed our internal projections for the quarter on both the top and bottom lines. Last month, we released the 2730 Turbo storage product and we continue to add new OEM customers as a direct result of our R/Evolution product architecture. Additionally, the transition of our manufacturing to our new supply chain partners in China is progressing well and we anticipate that this move will begin to bear fruit in the third quarter of this year.
“While we still have a lot of work to do, we believe we have made good progress in the last three months on all of our transition fronts. We will continue to remain cautious about the short term until we gain more insight into the purchasing patterns of our new OEM customers and most importantly, begin shipping our 2730 product from MiTAC and SYNNEX.”
“The company exited the first quarter of 2007 with cash and cash equivalents totaling $95.9 million, as compared to the fourth quarter 2006 balance of $99.7 million,” said Hanif Jamal, Dot

Hill’s chief financial officer. “For the second quarter of 2007, we have set our financial guidance in the range of $56 to $60 million for net revenue and a net loss per share in the range of $0.12 to $0.15 on a fully diluted basis.”
Dot Hill is still completing its review of its first quarter 2007 financial results. While the company does not anticipate any changes to the financial results reported in this press release, it is possible that the financial results included in Dot Hill’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 may differ from those reported herein.
Dot Hill’s first quarter 2007 financial results conference call is scheduled to take place on May 3, 2007 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-407-8035 (U.S.) or 201-689-8035 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, dial 877-660-6853 (U.S.) or 201-612-7415 (International) and enter passcode 239477.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, Netherlands, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: potential changes to the financial results reported in this press release; Dot Hill's anticipated financial results for the second quarter of 2007; continued diversification of Dot Hill’s revenue stream: the addition of new OEM customers: the transition of Dot Hill’s supply chain to lower cost providers: improvement of product margins; and continued cost reductions.
The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter 2007 as included in Dot Hill’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 may be different from the financial results reported in this press release; the risk that actual financial results for the second quarter 2007 may be different from the financial guidance provided in this press release: the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Amounts)
(Unaudited)

	December 31,	March 31,
	2006	2007
ASSETS
Current Assets:
Cash and cash equivalents	$99,663	$95,913
Accounts receivable, net of allowance of $629 and $541	39,758	37,632
Inventories	2,210	2,420
Prepaid expenses and other	5,039	3,969

Total current assets	146,670	139,934
Property and equipment, net	9,738	9,559
Goodwill	40,725	40,725
Other intangible assets, net	4,382	3,797
Deferred tax assets	—	17
Other assets	136	159

Total assets	$201,651	$194,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,099	$31,348
Accrued compensation	3,231	3,273
Accrued expenses	8,652	6,414
Deferred revenue	521	599
Income taxes payable	226	363

Total current liabilities	43,729	41,997
Other long-term liabilities	2,010	2,478

Total liabilities	45,739	44,475

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 45,009 and 45,236 shares issued and outstanding at December 31, 2006 and March 31, 2007, respectively	45	45
Additional paid-in capital	290,705	291,532
Accumulated other comprehensive loss	(814)	(1,418)
Accumulated deficit	(134,024)	(140,443)

Total stockholders’ equity	155,912	149,716

Total liabilities and stockholders’ equity	$201,651	$194,191

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007
NET REVENUE	$58,686	$53,441
COST OF GOODS SOLD	47,525	46,767

GROSS PROFIT	11,161	6,674

OPERATING EXPENSES:
Sales and marketing	4,153	3,908
Research and development	9,712	6,074
General and administrative	6,153	3,670

Total operating expenses	20,018	13,652

OPERATING LOSS	(8,857)	(6,978)

OTHER INCOME:
Interest income, net	1,312	1,308

LOSS BEFORE INCOME TAXES	(7,545)	(5,670)
INCOME TAX EXPENSE (BENEFIT)	(2,570)	292

NET LOSS	$(4,975)	$(5,962)

NET LOSS PER SHARE:
Basic	$(0.11)	$(0.13)

Diluted	$(0.11)	$(0.13)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic	44,518	45,157

Diluted	44,518	45,157

COMPREHENSIVE LOSS:
Net loss	$(4,975)	$(5,962)
Foreign currency translation adjustments	(40)	(604)
Net unrealized gain on short-term investments	26	—

Comprehensive loss	$(4,989)	$(6,566)

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007
Cash Flows From Operating Activities:
Net loss	$(4,975)	$(5,962)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,659	1,775
Loss on disposal of property and equipment	19	—
Provision for doubtful accounts	15	—
Stock-based compensation expense	1,228	225
Deferred taxes	(2,570)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,240)	2,109
Inventories	(89)	(195)
Prepaid expenses and other assets	(597)	1,042
Accounts payable	7,487	(417)
Accrued compensation and expenses	844	(2,250)
Deferred revenue	(886)	28
Income taxes payable	(33)	158
Restructuring accrual	(34)	—
Other long-term liabilities	1,356	16

Net cash used in operating activities	(6,816)	(3,471)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,642)	(945)
Sales and maturities of short-term investments	7,775	—
Purchases of short-term investments	(8,853)	—

Net cash used in investing activities	(2,720)	(945)

Cash Flows From Financing Activities:
Proceeds from sale of stock to employees	603	508
Proceeds from exercise of stock options and warrants	351	94

Net cash provided by financing activities	954	602

Effect of Exchange Rate Changes on Cash	(3)	64

Net Decrease in Cash and Cash Equivalents	(8,585)	(3,750)
Cash and Cash Equivalents, beginning of period	108,803	99,663

Cash and Cash Equivalents, end of period	$100,218	$95,913

Supplemental Disclosures of Cash Flow Information:
Construction in progress costs incurred but not paid	$1,227	$481

Cash paid for interest	$—	$—

Cash paid for income taxes	$19	$125

###